 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Amendment No. [ ]

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	August 21, 2018

Commission File Number	000-31380

APPLIED MINERALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	82-0096527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

55 Washington Street, Brooklyn NY	11201
(Address of principal executive offices)	(Zip Code)

(212) 226-4265
(Issuer’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events.

On August 21, 2018 (“Effective Date”), Applied Minerals, Inc. (the “Company”) and the purchaser of the Company’s Surface Piles (“Purchaser”) entered into a Sale Agreement (the “Agreement”) for the sale of five Surface Piles for Initial Consideration of $4,546,145 and Additional Consideration of $1.00 per ton of Surface Pile material removed by Purchaser or its Agents from the Dragon Mine property. The Surface Piles include 4,546,145 tons of Surface Pile material, a mixture of halloysite, kaolinite and illite clays and a range of non-clay minerals.

The five surface piles of the Dragon Mine property were created primarily from the production of unusable clay mineral during open pit and underground mining operations carried out between 1949 and 1976.

After determining that the cost of required beneficiation would severely limit the profitability of selling the surface pile material into high-value markets, management marketed a non-beneficiated form of the surface pile material that profitably met the price and performance needs of a low-value/high-volume construction materials application. The Company expects its current underground resource of high-purity halloysite to be more than sufficient to meet the expected demand for its high-value DRAGONITE-based products.

It is solely the responsibility of Purchaser to remove the Surface Pile material from the Company’s Dragon Mine Property.  Purchaser will have 60 years to remove Surface Pile material. Thereafter, ownership of any Surface Pile material remaining on the Dragon Mine property will automatically revert to the Company. Purchaser may from time to time transfer to the Company any Surface Pile material that it decides will not be removed.

Purchaser may bring on to Dragon Mine Property equipment and personnel reasonably acceptable to the Company for measuring, weighing, testing, crushing and otherwise processing, air-drying, commingling, storing, loading, removing documenting, or selling in connection with the Surface Piles

The Company may relocate a Surface Pile if the Purchaser agrees and such agreement will not be unreasonably withheld.  Purchaser will not, and will cause its Agents not to, interfere in any material respect with the operations of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 Press release announcing sale of Surface Piles

 SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED MINERALS, INC.

Dated:	August 29, 2018	/s/ ANDRE M. ZEITOUN
By: Andre M. Zeitoun
President and Chief Executive Officer